UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	October 25, 2007

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

TERABEAM, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Employment Agreement with David L. Renauld

Proxim Wireless Corporation entered into an amended and restated employment agreement, dated as of October 25, 2007, with David L. Renauld for Mr. Renauld to be Proxim’s Vice President, Corporate Affairs and General Counsel reporting to Robert E. Fitzgerald, Proxim’s Chief Executive Officer.  This amended and restated agreement replaces Mr. Renauld’s existing employment agreement with the company.  The key terms of the amended and restated employment agreement with Mr. Renauld are the following:

•	Mr. Renauld’s employment is “at will” and subject to termination at any time by either Proxim or Mr. Renauld subject to the other terms of the agreement;

•	Mr. Renauld’s base salary is $194,250 per year;

•
Mr. Renauld is eligible for an annual bonus pursuant to an incentive plan to be established by Proxim’s board of directors with a target annual bonus opportunity of at least 50% of Mr. Renauld’s base salary;

•
Mr. Renauld would be entitled to severance benefits if Proxim terminates his employment without cause (as defined in the employment agreement) or if Mr. Renauld terminates his employment for good reason (as defined in the employment agreement).  The severance benefits consist of (a) continued payment of base salary for eleven months (the “Severance Period”), (b) a pro rated portion of his annual bonus (if the payment criteria are met), (c) acceleration of any of Mr. Renauld’s stock options that would have otherwise vested during the Severance Period with those options remaining exercisable for the entire Severance Period, and (d) continued coverage during the Severance Period under Proxim’s medical insurance plans at the same cost to Mr. Renauld as prior to termination;

•
Mr. Renauld’s severance benefits described above would be modified as described below if Proxim terminates his employment without cause (as defined in the employment agreement) or if Mr. Renauld terminates his employment for good reason (as defined in the employment agreement) within twelve months following or three months prior to a change of control of Proxim subject to possible reduction for excise tax reasons: (a) Mr. Renauld’s base salary amount described above would be paid in a lump sum shortly after termination, (b) Mr. Renauld’s annual bonus amount would be paid in a lump sum shortly after termination without regard to meeting the payment criteria, and (c) all of Mr. Renauld’s unvested options would accelerate;

•	Mr. Renauld agreed to keep Proxim’s information confidential; and

•	During his employment and for one year thereafter, Mr. Renauld agreed not to compete with Proxim and to not solicit Proxim’s employees subject to the provisions of applicable law.

The foregoing description of the amended and restated employment agreement with Mr. Renauld does not purport to be complete and is qualified in its entirety by the terms and conditions of that amended and restated employment agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 1.01 above, on October 25, 2007, Proxim Wireless Corporation entered into an Amended and Restated Employment Agreement with David L. Renauld, Proxim’s Vice President, Corporate Affairs and General Counsel.  The terms of his amended and restated employment agreement are described above under Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: October 30, 2007	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

10.1	Amended and Restated Employment Agreement between the Registrant and David L. Renauld dated as of October 25, 2007.

3